UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Visium Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VISIUM TECHNOLOGIES, INC.
4094 Majestic Lane, Suite 360
Fairfax, VA 22033,
Tel: (703) 273-0383

NOTICE OF 2022 SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 20, 2022

Dear Stockholder:

We are pleased to invite you to attend the 2022 Special Meeting of Stockholders (the “Special Meeting”) of Visium Technologies, Inc. (“Visium” or the “Company”), which will be held on June 20, 2022 at 3:00 p.m. Eastern Time at 1021 Browns Ford Road, Greensboro, GA 30642 for the following purposes:

1.	•

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio not less than 1-for-600 and not greater than 1-for-1,600, with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders, together with the simultaneous reduction of the number of shares of Common Stock that the Company is authorized to issue to one billion (1,000,000,000); and

	•	To conduct any other business properly brought before the Special Meeting.

Our Board of Directors has fixed May __, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly. If you plan to attend the Special Meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted.

IF YOU PLAN TO ATTEND

Please note that space limitations make it necessary to limit attendance to stockholders of record only. Registration and seating will begin at 2:45pm Eastern Time. Shares of common stock can be voted at the Special Meeting only if the holder is present in person or by valid proxy.

For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: May 19, 2022	Mark Lucky
Chief Executive Officer and Director

Whether or not you expect to attend the Special Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save us the expenses and extra work of an additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

VISIUM TECHNOLOGIES, INC.
4094 Majestic Lane, Suite 360
Fairfax, VA 22033,
Tel: (703) 273-0383

PROXY STATEMENT FOR THE

2022 SPECIAL MEETING OF STOCKHOLDERS

To be held on June 20, 2022

The board of directors ( “Board” or “Board of Directors”) of Visium Technologies, Inc. (the “Company”) is soliciting your proxy to vote at the 2022 Special Meeting of Stockholders (the “Special Meeting”) to be held at 1021 Browns Ford Road, Greensboro, GA 30642 on June 20, 2022, at 3:00 p.m. Eastern Time, including at any adjournments or postponements of the Special Meeting.

Our of Board of Directors is asking you to vote your shares by completing, signing and returning the accompanying proxy card via mail or fax or vote over the Internet. If you attend the Special Meeting in person, you may vote at the Special Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

We intend to make available this proxy statement, the attached notice of the Special Meeting, the enclosed proxy card, and copies of our Annual Report on Form 10-K and our Form 10-Q for the third quarter ended March 31, 2022 on or about  __, 2022 to all stockholders of record entitled to vote at the Special Meeting. Only stockholders who owned our common stock on the Record Date are entitled to vote at the Special Meeting.

VISIUM TECHNOLOGIES, INC.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing a proxy card, as more fully described herein, you are designating Mark Lucky, our Chief Executive Officer, as your proxy for the Special Meeting and you are authorizing Mr. Lucky to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission (the “SEC”) to give you when we ask you to sign a proxy card designating Mr. Lucky as proxy to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote over the Internet.

We intend to make available this proxy statement, the attached notice of Special Meeting, the enclosed proxy card, and copies of our Annual Report on Form 10-K and our Form 10-Q for the third quarter ended March 31, 2022, to all stockholders of record entitled to vote at the Special Meeting, on         , 2022. Only stockholders who owned our common stock on the Record Date.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Special Meeting?

The Special Meeting will be held on June 20, 2022, at 3:00 p.m. Eastern Time at 1021 Browns Ford Road, Greensboro, GA 30642. Information on how to vote in person at the Special Meeting is discussed below.

Directions from Hartsfield-Jackson Atlanta International Airport:

Get on I-75 S from M H Jackson Service Rd

Follow I-285 E and I-20 E to GA-44 W/Lake Oconee Pkwy in Greene County. Take exit 130 from I-20 E

Follow GA-44 W/Lake Oconee Pkwy and Linger Longer Rd to Browns Ford Rd

Who is Entitled to Vote?

The Board has fixed the close of business on May   , 2022 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Madison Stock Transfer Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

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Who May Attend the Special Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There is one matter scheduled for a vote:

To approve an amendment to the Company’s Articles of Incorporation, as amended (the “Charter”), to effect a reverse stock split at a ratio not less than 1-for-600 and not greater than 1-for-1,600, with the exact ratio to be set within that range at the discretion of our Board, together with the simultaneous reduction of the number of shares of Common Stock that the Company is authorized to issue to one billion (1,000,000,000) without further approval or authorization of our stockholders.

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form;

2.	Vote by mail. Check the box indicating your vote, date, sign and promptly mail the proxy card; or

3.	Vote at the Special Meeting. Attend and vote at the Special Meeting held in person at 1021 Browns Ford Road, Greensboro, GA 30642.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form;

2.	Vote by mail. Check the box indicating your vote, date, sign and promptly mail your vote instruction form; or

3.

Vote at the Special Meeting. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting held in person at 1021 Browns Ford Road, Greensboro, GA 30642.

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IMPORTANT: If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed in a proxy delivered before the Special Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted “FOR” the proposal, as recommended by the  Board. This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on the proposal. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Mr. Lucky, the Board of Directors’ designated proxy.

If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card in person. If your shares are held in “street name” (i.e. shares are held by a broker for you as a beneficial owner) and you wish to vote at the Special Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, shares must be represented in person or by proxy to have a quorum at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Special Meeting, either Mark Lucky, as the chairperson of the Special Meeting, or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

“For” the approval of amendment of the Charter to effect a reverse stock split with the exact ratio to be determined at the discretion of the Board of Directors, together with simultaneous reduction of the number of shares of Common Stock that the Company is authorized to issue;

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how his, her or its shares are to be voted on the proposal. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

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How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count votes “For”, “Against,” “Abstain” and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of the proposal and, therefore, will have no effect on proposal.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

How many votes are required to approve the proposal?

Approval of an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split and share reduction requires the affirmative vote of a majority of the shares voted at the Meeting, provided that quorum is present in person or by proxy.

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What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Any stockholder who is present at the Special Meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in “street name” and you do not instruct your bank, broker or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf with respect to certain proposals. See “What is a broker non-vote?”

What are the Voting Procedures?

You may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your  choice on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

If you are a registered stockholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Corporate Secretary, at 4094 Majestic Lane, Suite 360, Fairfax, VA 22033, either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the Special Meeting, you may revoke your proxy or change your proxy vote by voting at the meeting. Your attendance at the Special Meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Who is Paying for the Expenses Involved in Preparing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Neither the adoption by the Board nor the approval of the amendment to our Charter provides stockholders any right to dissent and obtain appraisal of or payment for such stockholder’s shares under the Florida corporate law, the Charter or our Bylaws.

How can I Find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Do the Company’s Executive Officers and Directors have an Interest in the Matter to be Acted Upon at the Special Meeting?

Members of the Board and executive officers of the Company do not have any substantial interest, direct or indirect, in the proposal being voted on at the Special Meeting.

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AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

Our Board has determined it may be advisable and in the best interest of the Company and its stockholders and is submitting to the stockholders for their approval a proposed amendment to our Articles of Incorporation that would allow the Board, if the Board determined that such action would be in the best interests of the Company in light of the factors discussed below, to effect a reverse stock split of our issued and outstanding common stock and treasury stock (the “Reverse Split”) at a ratio ranging from 1-for-600 or to 1-for-1,600, with the final ratio to be determined by the Board in its discretion following the approval by the stockholders, while simultaneously reducing the number of shares of common stock the Company is authorized to issue to one billion (1,000,000,000) (“Authorized Stock Reduction”).

If the Board, following the approval by the stockholders, decides in its discretion to effect the Reverse Split, it would set the Reverse Split ratio from the range described above and the Charter would be further amended accordingly, together with the Authorized Stock Reduction. Approval of this Reverse Split proposal will authorize the Board in its discretion to effect the Reverse Split at any ratio within the range described above, or to not effect the Reverse Split. A form of the Articles of Amendment to the Charter that would be filed with the Secretary of State of Florida (the “Florida Secretary”) to effect the Reverse Split is set forth in Appendix A (the “Amendment”). However, such form is subject to modification to include such changes as may be required by the office of the Florida Secretary or as the Board deems necessary and advisable to effect the Reverse Split, together with the Authorized Stock Reduction. If at any time prior to the effectiveness of the filing of the Amendment with the Florida Secretary, the Board determines that it would not be in the best interests of the Company and its stockholders to effect the Reverse Split, in accordance with Florida law and notwithstanding the approval by the stockholders, the Board may abandon the Reverse Split (and the Authorized Stock Reduction) without further action by the stockholders.

We believe that giving the Board the discretion to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. By voting in favor of the Reverse Split, you are expressly authorizing the Board to select one ratio from among the ratios fitting within the range set forth above. If stockholders approve this proposal, the Board would effect the Reverse Split only upon the Board’s determination that the Reverse Split together with the Authorized Stock Reduction would be in the best interest of the Company and its stockholders at that time. In determining whether to implement the Reverse Split and selecting the Reverse Split ratio, our Board will consider several factors, including:

●	the initial listing requirements of The Nasdaq Stock Market (“Nasdaq”), including the minimum bid price requirement;
●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume for our common stock;
●	the anticipated impact of the Reverse Split on the trading price of and market for our common stock; and
●	the prevailing general market and economic conditions.

If approved by the stockholders, the authorization to effect the Reverse Split together with the Authorized Stock Reduction will remain effective until our common stock is listed on a national securities exchange or one year from the date of the Special Meeting, whichever is earlier.

Appendix A hereto does not purport to be a complete description of the entirety of the Charter, and merely provides the terms of the Amendment. Such descriptions of the Amendment is qualified in its entirely by reference to the full Charter in effect as of the date hereof.

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Reasons for the Reverse Split

The purpose of the Reverse Split is to increase the market price of our common stock in connection with the potential listing of our Common Stock on the Nasdaq Capital Market (“Nasdaq”). The Board intends to implement the Reverse Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock on a split-adjusted basis.

The Board believes that effecting the Reverse Split may be desirable for a number of reasons, including:

●

List our Common Stock on Nasdaq. Our common stock is currently quoted on the OTCMKTS market under the symbol “VISM”. The high and low sales prices of our common stock over the past thirty days were $[  ] and $[  ] per share. We intend to apply to have our common stock listed on Nasdaq. We expect that the Reverse Split will increase the market price of our common stock so that we will be able to meet the minimum bid price requirements of the listing rules of Nasdaq.

●

Broaden our Investor Base. We believe the Reverse Split may increase the price of our common stock and thus may provide a broader range of institutional investors with the ability to invest in our common stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our common stock will potentially increase the overall market for our common stock.

●

Increase Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many broker-dealers have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we will remain a “penny stock” under the SEC rules, if our common stock is not listed on the Nasdaq, we expect the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in stockholders or potential stockholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a proportionate increase in the price of our common stock, we may not be able to list our common stock on Nasdaq.

We expect that the Reverse Split will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of $4.00 per share for listing on Nasdaq. However, the effect of Reverse Split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the Reverse Split will not increase sufficiently for us to be in compliance with Nasdaq’s minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on Nasdaq.

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Even if the Reverse Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.

Even if the Reverse Split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continuing compliance with Nasdaq listing requirements. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the Reverse Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

Even if the Reverse Split increases the market price of our common stock, our stock price could fall, and we could be delisted from Nasdaq.

Nasdaq requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The Reverse Split may decrease the liquidity of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the Reverse Split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Principal Effects of the Reverse Split

If approved and implemented, the principal effects of the Reverse Split would include the following:

●	the number of outstanding shares of the Company’s common stock and treasury stock will decrease based on the Reverse Split ratio selected by the Board;
●

the number of shares of the Company’s common stock held by individual stockholders will decrease based on the Reverse Split ratio selected by the Board, and the number of stockholders who own “odd lots” of less than 100 shares of our common stock will increase;

●

the number of shares common stock reserved for issuance under our stock incentive plans will be reduced proportionally based on the Reverse Split ratio selected by the Board (along with any other appropriate adjustments or modifications); and

●

the exercise price of our outstanding stock options and warrants and the conversion price of our outstanding convertible securities, including preferred stock, and the number of shares reserved for issuance upon exercise or conversion thereof will be adjusted in accordance with their terms based on the Reverse Split ratio selected by the Board.

Other than pursuant to the Authorized Stock Reduction, the Reverse Split will not change the number of authorized shares of our common stock or preferred stock, or the par value of the common stock or preferred stock.

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 Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share, and in doing so, we will aggregate all shares held be a stockholder prior to implementing fractional share rounding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended.

Procedure for Implementing the Reverse Split

The Reverse Split, if approved by our stockholders, would become effective following the filing of the Amendment with the Florida Secretary as of the time of filing or such other time set forth in the Amendment (the “Effective Time”). The Effective Time of the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Beginning at the Effective Time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The Reverse Split alone will have no effect on our authorized capital stock, and the total number of authorized shares will remain the same as before the Reverse Split. After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.

Effect on Beneficial Owners of Common Stock

Upon implementing the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as the stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our common stock may hold some or their shares electronically in book-entry form with Madison Stock Transfer Inc., our transfer agent (the “Transfer Agent”). These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the Transfer Agent will not need to act in connection with the Reverse Split. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

Until surrendered as contemplated herein, any physical stock certificates possessed by the stockholders shall be deemed at and after the effective time of the Reverse Split to represent the number of whole shares of our common stock resulting from the Reverse Split. If the Reverse Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) may be able to exchange their old stock certificate(s) for shares held electronically in book-entry form representing the appropriate number of whole shares of our common stock resulting from the Reverse Split. This means that, instead of receiving a new stock certificate, stockholders holding certificated shares prior to the effective time of the Reverse Split will receive a statement of holding indicating the number of shares held by them electronically in book-entry form after giving effect to the Reverse Split. Stockholders of record upon the effective time of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our Transfer Agent. Any stockholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

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Accounting Matters

The Reverse Split and the related proposed amendment to our Charter will not affect the par value of our common stock, which will remain having $0.0001 par value per share. Our stockholders’ equity, in the aggregate, will remain unchanged. However, after the Reverse Split, net income or loss per share, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Split will be recast to give retroactive effect to the Reverse Split.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to certain types of stockholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A stockholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in the Reverse Split. A stockholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the stockholder receives in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. A stockholder’s holding period for the post-Reverse Split shares of our common stock the stockholder receives in the Reverse Split will include the stockholder’s holding period for the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. Stockholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.

Effect of Not Obtaining the Required Vote of Approval

The failure of stockholders to approve the Reverse Stock Proposal could prevent us from meeting Nasdaq minimum bid price requirement, among other things, unless the market price of our common stock increases above the minimum bid price requirement without a reverse split. If we are unable to list our common stock on Nasdaq, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to qualify for listing on Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock when desired and we believe our access to capital would become significantly diminished as a result.

10

Interests of Directors and Executive Officers in this Proposal

All of our directors and executive officers have a direct interest in increasing the value of our shares. Therefore, they have an interest in the approval of this proposal as it is expected it will lead to an increase in the value of our shares. However, the Board does not believe this interest is different from that of any other stockholder.

Anti-Takeover Effects of the Reverse Split

The effective increase in our authorized and unissued shares following the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to the stockholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the principal goals of the Company in effecting the Reverse Split are to list our securities on Nasdaq, increase the ability of institutions to purchase our common stock, and stimulate the interest in our common stock by analysts and brokers. This Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither the Charter nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Split proposal is not a plan by our Board to adopt a series of amendments to the Charter or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Vote Required

Approval of the Reverse Split together with the Authorized Stock Reduction requires the affirmative vote of a majority of the voted at the Meeting, provided that quorum is present in person or by proxy.

Board Recommendation

The Board of Directors recommends that you vote “FOR” this proposal to approve the Amendment to effectuate the Reverse Split. Proxies solicited by the Board of Directors will be voted “FOR” this proposal, unless stockholders specify a contrary vote.

OTHER MATTERS

The Board knows of no other business, which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, valid proxies will be voted in accordance with the judgment of the person voting the proxies.

We will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum is present, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 4094 Majestic Lane, Suite 360, Fairfax, VA 22033 Attn: Chief Executive Officer. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

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ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K and our Form 10-Q for the third quarter ended March 31, 2022 may be requested by contacting the Company at 4094 Majestic Lane, Suite 360, Fairfax, VA 22033.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lucky
Chief Executive Officer and Director
, 2022

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PROXY CARD

VISIUM TECHNOLOGIES, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON JUNE 13, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Mark Lucky, as ”Proxy Holder,” with full power of substitution, to represent and to vote all the shares of common stock of Visium Technologies, Inc., which the undersigned would be entitled to vote, at the  Special Meeting of Stockholders to be held on June 20, 2022 and at any adjournments thereof, subject to the directions indicated on this proxy card.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

In his discretion, the Proxy Holder is authorized to vote upon any other matter that may properly come before the Special Meeting or any adjournments thereof.

IMPORTANT — This proxy card must be signed and dated below.

The Special Meeting of Stockholders will be held on June 20, 2022, at the following location: 1021 Browns Ford Road, Greensboro, GA 30642. The proxy statement, notice of the Special Meeting, a copy of our Annual Report on Form 10-K and our Form 10-Q for the third quarter ended March 31, 2022, and this proxy card are available to all stockholders eligible to vote at the Special Meeting at https://www.sec.gov/edgar/browse/?CIK=1082733&owner=exclude.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

You are cordially invited to our 2022 Special Meeting of Stockholders. Please read the proxy statement which describes the proposal and presents other important information, and complete, sign and return your proxy card promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

Proposal to authorize the board of directors to amend the Articles of Incorporation to Effect the Reverse Stock Split together with the Authorized Stock Reduction	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy card. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: ________________, 2022

Signature

Signature

(Joint Owners)
Name(printed)
Title

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June   , 2022. Stockholders can vote their shares at ________. Have your proxy card and control number in hand when you access the web site and follow the instructions.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

VOTE DURING THE MEETING

You may attend the Special Meeting and vote during the Special Meeting.

YOUR CONTROL NUMBER IS:

REMINDER: You may vote your proxy by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m. Eastern Time, prevailing time, on May [  ], 2022.

Your Internet vote authorizes the named proxies to vote in the same manner as if you attended the Special Meeting.

Appendix A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

VISIUM TECHNOLOGIES, INC.

The undersigned officer of Visium Technologies, Inc., (the “Company”), a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the “FBCA”), does hereby certify:

FIRST: That stockholders of the Company representing a majority of the voting power of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), voted at a special meeting to grant the Board of Directors of the Company discretionary authority to effect a reverse stock split of the issued and outstanding shares of Common Stock with such split to combine a whole number of outstanding shares of Common Stock, in a range of not less than 600  shares and not more than 1,600 shares, into one share of Common Stock and for the reduction of the number of shares of Common Stock to one billion (1,000,000,000)..

SECOND: That by unanimous written consent of the Board of Directors of the Company on [  ], 2022, the Board of Directors adopted the following resolutions setting forth an amendment to the Articles of Incorporation of the Company, having declared said amendment to be advisable, in order to effect a reverse stock split of the Common Stock on the terms set forth therein:

RESOLVED, that the Articles of Incorporation of the Company be amended by amending part (a) of the first clause of Article IV to state:

“(a) One Billion (1,000,000,000) shares of Common Stock, $0.0001 par value per share (Common Stock)”

RESOLVED, that the Articles of Incorporation of the Company be amended by adding the following paragraph:

As of 4:00 p.m. New York time on [  ] (the “Effective Time”), each [  ] (the “Reverse Split Factor”) shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional share that remains (determined in good faith by the transfer agent) after all shares held of record by a holder of the Common Stock have been combined consistent with the Reverse Split Factor shall be rounded up to a whole share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split, subject to the elimination of fractional interests as described above.

THIRD: That, pursuant to the grant of discretionary authority from the stockholders provided by signed, written consent by the minimum number of votes necessary to authorize such action, said amendment was duly adopted in accordance with the provisions of FBCA.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed this [  ] day of [  ], 2022.

By:
(Authorized Officer)
Title:
Name:
(Print or Type)